SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2003

Chiron Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	4560 Horton Street, Emeryville, CA	94608
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 655-8730

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events.

Chiron Corporation announced on March 20, 2003, the appointment of Howard H. Pien as President and Chief Executive Officer.  Mr. Pien will also join Chiron’s Board of Directors.  Mr. Pien will succeed Seán P. Lance, who has served as Chief Executive Officer and President of Chiron since 1998.  Mr. Lance will continue as Chairman of Chiron’s Board.  With the addition of Mr. Pien to Chiron’s Board, the number of directors will be increased from twelve to thirteen.  Mr. Pien will serve as a director until the next annual meeting of stockholders in May 2003, and thereafter until his successor is duly elected and qualified, or until his earlier resignation or removal.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

EXHIBIT NUMBER

99.1                           Press release by Chiron Corporation dated March 20, 2003, relating to Registrant’s announcement of the appointment of Howard H. Pien as President and CEO, and his appointment as a member to Chiron’s Board of Directors, referred to in Item 5 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION

Date:	March 20, 2003	By:	/s/ WILLIAM G. GREEN
William G. Green Senior Vice President, General Counsel and Secretary